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                                                                    Exhibit h(5)

                          SUB-ADMINISTRATION AGREEMENT


         THIS AGREEMENT is made as of the _____ day of____, 2006, between PAYPAL ASSET MANAGEMENT, INC., a [state] corporation ("Administrator"), and Barclays Global Investors, N.A. ("BGI"), a national banking association.

                              W I T N E S S E T H:

         WHEREAS, the Administrator provides administrative services to the PayPal Funds (the "Trust"), which has registered with the Securities and Exchange Commission ("SEC") as an open-end series management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, PayPal Money Market Fund (the "Fund") is a series of the Trust; and

         WHEREAS, BGI provides administrative services to the Money Market Master Portfolio (the "Master Portfolio"), a series of the Master Investment Portfolio, which has registered with the SEC as an open-end series management investment company under the 1940 Act; and

         WHEREAS, the Fund intends to meet its investment objective by investing in shares of the Master Portfolio; and

         WHEREAS, the Administrator desires to retain BGI as subadministrator for the purpose of performing certain services for the Fund; and

         WHEREAS, BGI is willing to serve as subadministrator on the terms and conditions hereafter set forth;

         NOW, THEREFORE, in consideration of their mutual promises, the parties agree as follows:

                                    ARTICLE 1
                         DUTIES OF THE SUBADMINISTRATOR

         1.1 The Administrator hereby employs BGI to act as subadministrator and to furnish (or to arrange for affiliates to furnish) the services described below for the period and on the terms and conditions set forth in this Agreement. BGI hereby accepts such employment and agrees during such period, at its own expense, to render (or to arrange for affiliates to render) such services for the compensation provided for herein. The parties intend that BGI shall for all purposes be deemed a subcontractor of the Administrator and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust or the Fund.

         1.2. BGI shall provide the Administrator with the services set forth in Schedule A and such other incidental administrative services relating to the Fund as the Administrator may from time to time reasonably request.

         1.3 BGI shall prepare and be responsible for filing with the SEC and any state securities regulators requiring such filing, all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information of the Master Portfolio. BGI shall bear any costs or registration and qualification of shares, preparation and filing of the documents listed in this
Section 1, to the extent that such costs are not borne directly by the Master Portfolio.


                                    ARTICLE 2
                        OTHER OBLIGATIONS OF THE PARTIES

         2.1 BGI shall provide the Administrator, free of charge, with as many copies of the current registration statement for the Master Portfolio as the Administrator may reasonably request.

         2.2 The Administrator shall furnish, or cause to be furnished, to BGI or its designee, a copy of each prospectus for the Fund or statement of additional information for the Fund in which the Master Portfolio or BGI is named prior to the filing of such document with the SEC.

                                    ARTICLE 3
                      COMPENSATION OF THE SUBADMINISTRATOR

         3.1 For the services rendered and expenses assumed by BGI, the Administrator shall pay to BGI at the end of each calendar month a fee based upon the average daily value of the net assets of the Fund at the annual rate of 0.03% of the average daily net assets of the Fund, commencing on the date hereof.

                                    ARTICLE 4
                   DURATION AND TERMINATION OF THIS AGREEMENT

         4.1 This Agreement shall become effective as of the date first written above and shall remain in effect until terminated. This Agreement may be terminated by either party for any reason at any time, without the payment of any penalty, upon three (3) months' advance written notice to the other party (the "Notice Period"), provided that such termination shall be effective upon the later to occur of the end of the Notice Period and full redemption by the Fund of any interests held in the Master Portfolio.


                                    ARTICLE 5
                                  GOVERNING LAW

         5.1 This Agreement shall be construed in accordance with the laws of the State of California.


                                    ARTICLE 6
                                  MISCELLANEOUS

         6.1 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

         6.2 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

         6.3 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

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         IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Agreement as of the date first written above.


                                   BARCLAYS GLOBAL INVESTORS, N.A.



                                   By:
                                       ------------------------------
                                       Title:


                                   By:
                                       ------------------------------
                                       Title:


                                   PAYPAL ASSET MANAGEMENT, INC.


                                   By:
                                       ------------------------------
                                       Title:
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                                   SCHEDULE A
                             ADMINISTRATIVE SERVICES

MAINTENANCE OF BOOKS AND RECORDS

         o Maintaining an inventory and record of investments in the Master Portfolio by the Fund, and providing any information or assistance reasonably required by the Administrator or the transfer agent of the Trust to reconcile such inventory and record with the books and records of the Fund.

         o Providing the Administrator with any information or assistance reasonably required by the Administrator to calculate tax distributions for the Fund.

         o Maintaining, preparing or providing such other records relating to investments in the Master Portfolio by the Fund which the Administrator may reasonably require in connection with reports relating to the Trust or the Fund to regulatory authorities.

REPORTS

         o Preparing and providing information reporting to the Administrator relating to the performance or holdings of the Master Portfolio as may reasonably requested by the Administrator in order to provide information to shareholders of the Fund or to determine compliance with applicable law.

OTHER ADMINISTRATIVE SUPPORT

         o Preparation of reports or other information relating to the Fund's investment in the Master Portfolio that the Administrator may reasonably request be made to third-party reporting services.

         o Upon request of the Administrator, using best efforts to require the Master Portfolio's independent public auditors to provide the Trust's independent public auditors with any assistance or cooperation reasonably requested by the Administrator or the Trust's independent public auditors.

         o Upon request of the Administrator, attendance at Fund Board meetings and help in preparing reports to the Fund's Board (or answering questions from the Administrator in connection therewith).

         o Upon request of the Administrator, obtaining information regarding the Master Portfolio and its compliance policies and procedures (to the extent available) that it is necessary for the Administrator to obtain in connection with the Fund's compliance policies and procedures.

         o Upon request of the Administrator, providing any assistance the Administrator may reasonably request in connection with responding to regulatory inquiries on behalf of the Fund.